Exhibit 23.3

Stephen P. Kenwood
13629 Marine Drive
White Rock, BC

CONSENT OF GEOLOGIST

September 3, 2003

Board of Directors
Capital Mineral Investors, Inc..
Reno, Nevada

I am the author of the geological report dated January 27, 2003 and I consent to the use of certain segments of my report and to the use of my name, which have been incorporated into Capital Mineral Investors, Inc.'s Amendment No. 2 to Form SB-2, dated September 3, 2003 filed with the Securities and Exchange Commission.

/s/ "Stephen Kenwood"

Stephen P. Kenwood